Exhibit 99.1

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

SC HEALTH CORPORATION

to be held at 9:00 p.m. local Singapore time (which is 9:00 a.m. Eastern time)

on August 6, 2021

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22928

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

⬛	00030000000000001000 3	041421

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1-5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

1.  BCA Proposal — Approve, confirm and ratify the Company’s entry into the Business Combination Agreement and Plan of Merger dated as of March 19, 2021 and the consummation of the transactions contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  Merger Proposal — Authorize, approve and confirm the Company’s entry into the plan of merger in the form tabled to the General Meeting (a draft of which is attached as Exhibit D to the Business Combination Agreement) and the consummation of the transactions contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Incentive Plan Proposal — Approve, assuming the BCA Proposal and the Merger Proposal are approved and adopted, the Rockley Photonics Holding Limited 2021 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Employee Share Purchase Plan Proposal — Approve, assuming the BCA Proposal and Merger Proposal are approved and adopted, the Rockley Photonics Holdings Limited 2021 Employee Share Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.  Adjournment Proposal — Approve the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the General Meeting to approve the BCA Proposal and the Merger Proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛